S-8Exh15.doc
Exhibit 15



To the Board of Directors
Network Systems International, Inc.




Consent of Independent Auditors

We hereby consent to the use of the Registration Statement on Form S-8, to be filed by Network Systems International, Inc. of our Auditors' Opinion dated November 15, 1996, accompanying the consolidated financial statement of Network Systems International, Inc. and subsidiaries as of September 30, 1996.


/s/ Pender Newkirk & Company

Certified Public Accountants
Tampa, Florida
December 11, 1997